Exhibit 21

                 REMINGTON PRODUCTS COMPANY, L.L.C. SUBSIDIARIES

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Remington Products Australia Pty., Ltd.                        Remington Products Company
800 Wellington Road, Rowville                                  Unit 5, 22/F, Greenfield Tower
Victoria, Australia 3178                                       Concordia Plaza
Tel:  011 613 9751 5522                                        No. 1 Science Museum Road
Fax:  011 613 9751 5523                                        Tsimsha Tsui East
                                                               Kowloon, Hong Kong
Remington Products New Zealand Pty., Ltd.                      Tel:  011 852 2620 6633
2 Ngaire Avenue                                                Fax:  011 852 2620 6336
Newmarket, Auckland 1, New Zealand
Tel:  011 649 529 0081                                         Remington Consumer Products Limited
Fax:  011 649 529 0082                                         Unit 244, Holly Road
                                                               Western Industrial Estate
Shaver Shop Pty. Ltd.                                          Dublin 12 Ireland
Suite 2                                                        Tel:  011 353 1 456 6799
1A Carrington Road                                             Fax:  011 353 1 456 6613
Box Hill
Victoria 3128, Australia                                       Remington Consumer Products Ltd.
Tel: 011 613 9898 9994                                         Largo Novello, 1/F
Fax: 011 613 9898 9077                                         50126 Firenze, Italy
                                                               Tel: 011 39 055 68 00 506
Remington Products (Canada) Inc.                               Fax: 011 39 055 68 00 459
455 Cochrane Drive, Unit #24
Unionville, Ontario, Canada  L3R 9R4                           Remington Consumer Products Limited
Tel:  905 470 9400                                             Office 78, 2nd  Floor
Fax:  905 470 9405                                             Parktown Office Suites,
                                                               Johannesburg
Remington Consumer Products Limited                            Gauteng, South Africa
Watermans House, Watermans Court                               Tel: 011 27 11 484 4170
Kingsbury Crescent, The Causeway                               Fax: 011 27 11 480 4866
Staines, Middlesex  TW18 3BA
Tel:  011 44 1784 411411                                       Remington Consumer Products Ltd.
Fax:  011 44 1784 411 412                                      Ostra Hindbyragen 26
                                                               S-213 74 Malmo
Remington Consumer Products Limited                            Sweden
Le Colombier                                                   Tel:  011 46 40 211 500
Batiment C-3 Eme Etage                                         Fax:  011 46 42 127 129
16, Rue Jules Saulnier
93200 Saint-Denis, France                                      Remington Rand Corporation
Tel:  011 33 1 55 876500
Fax:  011 33 1 55 87 6501                                      Remington Licensing Corporation

Remington Products, GmbH                                       Remington Corporation, L.L.C.
Niederlassung Deutschland                                      60 Main Street
Siemensstrasse 7                                               Bridgeport, CT  06604
Riedlingen 88499, Germany
Tel:  011 49 7371 93250                                        3/10/00
Fax:  011 49 7371 932530                                       Diane\DH1781\RPC
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